Exhibit 10.28

JOINT VENTURE AND SHAREHOLDER AGREEMENT

This Agreement is made as of this 29th day of March, 2006) by and between FACE AND COSMETIC TRADING SERVICES PTY LIMITED(ABN 30 077 075 024), a company organized and existing under the law of Australia and having its principal place of business at 150 Dynon Road, West Melbourne, Victoria 3003 (hereinafter called FACTS), and SPAR INTERNATIONAL, LTD a company organized and existing under the laws of the Cayman Islands, with a registered office in Georgetown, Grand Cayman and an office at 580 White Plains Road, Tarrytown, NY, USA (hereinafter called “SPAR”),

WITNESSETH THAT:

WHEREAS, FACTS is engaged in the retail solution businesses in Australia and New Zealand, having a wide range of clients and also having various knowledge and human resources with respect to the retailing businesses in Australia and New Zealand;

WHEREAS, SPAR is engaged in the retail solution businesses in the USA, having computer software useful for agency, assistance, instruction and reporting of storefront activities and also having operational know-how with respect to such software; and

WHEREAS, FACTS and SPAR are desirous of organizing a corporation to jointly conduct retail solution businesses in Australia and New Zealand (hereinafter called “Territory”).

NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained, the parties hereto agree as follows:

CHAPTER I: ORGANIZATION OF THE NEW COMPANY

Article 1.	Establishment

Promptly after the effective date of this Agreement, the parties hereto shall cause a new company to be organized under the laws of Territory (hereinafter called SPARFACTS AUSTRALIA PTY LTD [“New Company”]). Upon formation, it is intended that New Company shall become a party to this Agreement or shall enter into a commitment Agreement to this Agreement and the parties hereto shall procure the New Company to do so.

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Article 2.	Business Purposes

The business purposes of the New Company shall consist of the following:

1.     Provide retail merchandising and product demonstration services

2.     Agency, assistance, instruction and report of storefront sales activities;

3.     Implementation of market research and analysis of results thereof;

4.     Assembly of setups used for sales promotion;

5.     Consulting regarding store management;

6.     Development and sale of management system regarding retailing;

7.     Designing and sale of database; and

8.     Any and all businesses incidental or relating to any of the foregoing.

Article 3.	Trade Name

The New Company shall be named in Territory as SPARFACTS AUSTRALIA PTY LTD.

Article 4.	Location

The New Company shall have its main office (NEW COMPANY ADDRESS …… ).

Article 5.	Articles of Incorporation

The Articles of Incorporation of the New Company shall be in the form attached hereto as Exhibit A.

Article 6.	Capital

The total number of shares which New Company shall be authorized to issue shall be one hundred thousand shares the par value of each share shall be one dollar. At the time of establishment of New Company, shares shall be issued and fully subscribed by the parties hereto as follow:

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•	SPAR	51% _____.	(as to capital subscription AUD$102,000)

•	FACTS:	49% _____.	(as to capital subscription AUD$98,000)

The parties are globally herein referred to as “the Shareholders”. The initial subscribing capital of New Company is AUD$200,000.

All the shares to be issued by New Company shall be nominal and ordinary shares

Article 7.	Payment

Each of the parties hereto shall pay in Australian Dollar currency and in cash the amount equivalent to its subscribed shares at par value upon issuance of the shares of New Company.

CHAPTER II: PREPARATION OF ESTABLISHMENT OF THE NEW COMPANY

Article 8.	Preparation of Establishment of the New Company

Each party shall take its role as described below for the preparation of the commencement of New Company’s business. Any expenses and costs necessary for such preparation shall be borne by each party. All expenses for setting up the New Company will be paid by the New Company if set up. If the New Company is not established, each party will pay its own costs.

SPAR shall enter into with New Company a license agreement in the form attached hereto as Exhibit B (the “License Agreement”). For reference, the License Agreement includes the obligations of SPAR to:

1.     localize and set up software provided by SPAR to work in Australia and New Zealand;

2.     consult on the organization of merchandising services: and;

3.     train the New Company’s personnel in how to operate the merchandising software;

4.     give advice on budgeting and development of each business plan and FACTS shall:

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1.	arrange meetings with current and potential clients to promote New Company’s services. To assist in this obligation, FACTS will provide a list of customers at commencement as set out in Exhibit C.

2.	contribute to the New Company all assets and liabilities of FACTS as set out inthe FACTS Assets and Liabilities Exhibit D.

CHAPTER III: GENERAL MEETING OF SHAREHOLDERS

Article 9.	Ordinary and Extraordinary General Meeting

The Ordinary General Meeting of Shareholders shall be convened by resolution of the Board of Directors of New Company and held in Melbourne or Sydney, Australia or any other reasonably proximate place within 3 months from the last day of each accounting period of New Company.

An Extraordinary General Meeting of New Company shall be convened by a resolution of the Board of Directors whenever deemed necessary.

Article 10.	Quorum

A quorum of the General Meeting of Shareholders shall be the shareholders present either in person or by proxy representing at least 52% of all the paid share capital of New Company.

Article 11.	Resolution

Except as expressly otherwise provided in the Articles of Incorporation of New Company, this Agreement and all resolutions of the General Meeting of Shareholders shall be adopted by the affirmative vote of Shareholders holding at least 52% of the shares present or represented at meeting for which there is quorum.

Article 12.	Important Matters

Subject to the provisions of the Articles of Incorporation of New Company or otherwise under the Australian Corporations Law, any resolutions on any of the following matters

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by the General Meeting of Shareholders require the affirmative vote of at least 52% of the votes of the shareholders present in person or by proxy

1.	any amendment or modification of the Articles of Incorporation;

2.	increase or decrease in the authorized capital or paid-in capital;

3.	issuance of new shares or any other kind of equity securities or instruments convertible into equity securities or the decision to undertake a Public Offering (as defined in Article 30);

4.	issuance of debentures;

5.	transfer of any part or whole of business;

6.	any and all matters relating to dividends of New Company;

7.	dissolution or amalgamation; or,

8.	change in number or length of tenure of Directors;

CHAPTER IV: BOARD OF DIRECTORS AND OFFICERS

Article 13.	Appointment of Directors

1.	The Board of Directors of the New Company shall consist of four (4) Directors; two (2) of whom shall be appointed from among those nominated by FACTS and 2 of whom shall be appointed from those nominated by SPAR. The Chairman of the Board of Directors shall be appointed from the Directors by the mutual consultation of both parties. In case of any increase or decrease in the number of Directors, there shall always be an equal representation of Directors from each party such that Spar shall always have and be entitled to have one-half (1/2) of the Directors on the Board and FACTS shall always have and be entitled to have one-half of the Directors on the Board.

2.	Unless the Shareholders shall otherwise agree by Special Resolution at an Ordinary or Extraordinary General Meeting of New Company, a position of Director carries no remuneration.

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Article 14.	Appointment of Officers

Executives and Officers other than Directors shall be appointed by the Board of directors and serve at their pleasure.

Article 15.	Office of Director

The initial term of office of each Director shall be from the date of appointment until two (2) days after first Annual General Meeting of New Company. Directors shall be appointed at each Annual General Meeting of the New Company and shall serve until two days after the next Annual General Meeting of the New Company.

Article 16.	Quorum

Each Director shall have one (1) voting right on the Board of Directors. Except as otherwise required in the Articles of Incorporation of New Company, or under this Agreement, a majority of the Directors present or attending by electronic or telephonic link (as described in Article 17) shall constitute a quorum at any meeting of the Board of Directors, and all resolutions shall be adopted by the affirmative votes of a majority of the Directors present or so attending.

Article 17.	Ordinary Meeting of the Board of Directors

The Ordinary Meeting of the Board of Directors may be held quarterly, [unless there is a statutory requirement I do not want to require quarterly meetings] and an Extraordinary Meeting of the board of Directors shall be held when necessary, both of which shall be convened in accordance with the provisions of the Articles of Incorporation. To the extent then permitted, any meeting of the Board of Directors may be held and attended by telephone, by interactive video conference or other similar electronic or telephonic means, and any action that may be taken or resolved by the Board of Directors at a meeting thereof (whether in person, by telephone or video conference) may be so taken or resolved. The parties hereto confirm that the prevailing interpretation in Territory is that meetings of boards of directors may be held by interactive videoconference or by telephonic or electronic means. For any proposed meeting of the Board of Directors for which SPAR requests, New Company and SPAR shall cooperate to arrange for such meetings to be held by telephone or by video conference. A written record in English of all meetings of the Board of Directors and all decisions shall be made by one of the

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Board selected by the Board of Directors at each meeting, kept in the records of the Company and signed or sealed by each of the Directors.

Article 18.	Important Matters

Subject to the provisions of the Articles of Incorporation of New Company and to the Australian Corporations Law, the following matters of the Board of Directors meeting shall require the affirmative votes of the majority of the Directors present or attending in accordance with Articles 16 and 17.

1.	Any proposal to the General Meeting of Shareholders or action by the Board of Directors for the matters as provided in Article 12 hereof;

2.	any investment or commitment of New Company in amounts individually in excess of AUD$10,000 or in the aggregate in excess of AUD$25,000;

3.	any loan or credit in excess of AUD$10,000 taken by New Company or any guarantee entered into on its behalf.

4.	execution, amendment or termination of agreements or commitments with FACTS, SPAR or their subsidiaries or affiliates or related corporations;

5.	adoption or amendment of the annual budgets and business plan;

6.	adoption or any material modification of major regulations or procedures, including any employee rules or handbook;

7.	change of the auditing firm as provided in Article 21, subject always to the absolute right and discretion of SPAR to direct the Board as to any such appointment from time to time.

8.	initiating or settling any litigation, arbitration or other formal dispute settlement procedures or forgiveness of any obligation owed to the New Company in excess of AUD$25,000;

9.	approval of annual closing of the books of New Company and the New Company’s annual financial statements, and changing of accounting policies and practices or the New Company’s accounting periods;

10.	establishment or amendment to the condition of employment of New Company officers

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11.	No sale or disposition of, or granting a lien, security interest or similar obligation over or with respect to, whether in one or a series of related transactions, any of the assets, including but not limited to any asset of the New Company of fair market value in excess of AUD$25,000.

12.	Formation of any subsidiary of New Company, entry into (or subsequent termination of) any joint venture, partnership or similar agreements;

13.	entering into, amending or terminating any contract with/or commitment to any Director or shareholder; and

14.	entering into any agreement or commitment to provide goods or services outside the Territory.

15.	Any financing of or borrowing by New Company including as referred to in Article 25 provided in any event that any such financing or borrowing shall be limited to amounts not exceeding (with respect to any one single financing or borrowing transaction) AUD$25,000.

CHAPTER V: AUDIT

Article 19.	Accounting Period

The accounting periods of New Company shall end on the 31st day of December of each year.

Article 20.	Auditors (where required)

The parties agree that the commencing Auditor or Statutory Auditor for New Company shall be Baker Tilley or its associated or affiliated Firm or appointee in Australia. SPAR shall retain the absolute right and discretion always thereafter to select and appoint and to direct the Board as to the selection and appointment from time to time of the Auditor or Statutory Auditor for the New Company in the Territory as to which direction or nomination for any such appointment the Board shall endorse.

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Article 21.	Inspection of Accounting Records and Books

The New Company shall yearly arrange audit on the accounting records and books and shall submit a report of such audit to each of the parties hereto within thirty (30) days from the completion of the audit.

Baker Tilley shall be the accounting firm first engaged by New Company. Such accounting firm shall audit the accounting records and books of New Company and any other matters relating, directly or indirectly, to the financial condition of New Company. Any fee for the certified public accountant for inspection and audit mentioned above shall be borne by New Company. New Company shall keep true and correct accounting records and books with regard to all of its operations in accordance with generally accepted accounting principles consistently applied (“GAAP”) in Territory. All accounting records and books shall be kept ready for inspection by the parties hereto or by their authorized representative. New Company shall cooperate with respect to each financial period to provide such information as required by SPAR to reconcile New Company’s financial statements with U.S. GAAP reporting requirements of SPAR. The accounting firm performing the audit shall be and remain registered with the United States Public Company Accounting Oversight Board (the “PCAOB”) and must have the ability to issue an audit opinion stating that the financial statements are in accordance with Unites States GAAP and that the audit was performed in accordance with United States PCAOB generally accepted auditing standards.

Article 22.	Increase of Capital

In case of capital increase of the New Company after its establishment, FACTS and SPAR shall have the pre-emptive right to new shares to be issued for such capital increase in proportion to their respective shareholdings in the New Company.

CHAPTER VI: TRANSFER OF SHARES

Article 23.	Restrictions on Transfer of Shares

Except as provided in Article 24 hereof, neither party hereto shall, without the prior written consent of the other party, assign, sell, transfer, pledge, mortgage, or otherwise dispose of all or any part of its shares (including its right to subscribe to new shares) of the New Company to any third parties.

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Article 24.	Sale of Shares and Pre-emptive Right and Option

1.	Neither party shall sell its Shares (in whole or in part) to any person or party for the first three (3) years from the effective date of this Agreement. After three (3) years from the effective date of this Agreement, if either party hereto (hereinafter called “Selling Party”) wishes to transfer and sell all (but not less than all) of its shares, the Selling Party shall furnish to the other party (hereinafter called “Other Party”) a written notice of a proposed purchaser, the offered purchase price and other major terms and conditions of such proposed sale (“Selling Party’s Notice”).

The Other Party shall have a first right to purchase such shares by giving Selling Party a written notice of its intention to purchase the same within ninety (90) days from the receipt of Selling Party’s Notice, upon the same terms and conditions as described in the Selling Party’s Notice. The Selling Party may sell such shares upon the terms and conditions as described in its notice after ninety (90) days from the date of Other Party’s receipt of such notice unless Other Party has given the requisite notice for its purchase of the shares to Selling Party. Unless otherwise agreed by the Other Party in writing, any transferee party shall be subject to this Agreement and shall immediately execute a confirmatory Agreement as the new party in substitution for the Selling Party (and this shall be a material term of any sale of shares as aforesaid).

2.	After three (3) years from the effective date of this Agreement, either party may at any time make a written offer to buy all of the other party’s shares in the New Company. The other party shall then, either accept the offer and sell all of its shares under the terms and conditions offered, or purchase the offering party’s shares at the same terms and conditions. If the party receiving the initial offer does not respond to the initial offer within one hundred and twenty (120) days, the party receiving the offer shall be deemed to have accepted the offer to sell its shares. The parties shall cooperate to effect the closing of such purchase and sale of all of the shares of the New Company held by the selling party within 120 days of the decision or deemed decision of the second party. At such closing, the purchasing party shall pay to the selling party the purchase price in cash, and the selling party shall deliver to the purchasing party share certificates representing all of the selling party’s shares held in the New Company, free and clear of any liens.

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Article 25.	Cooperation in Financing

1.	The New Company may borrow up to (AUD$amount) as its operating funds, which shall be guaranteed by FACTS if necessary. FACTS shall make its reasonable efforts to enable such borrowing and to effect any such guarantee. The terms of the borrowing and any agreement between New Company and FACTS with respect to any such guarantee by FACTS shall be matters subject to Article 18 hereof.

2.	The New Company may borrow an additional (AUD$amount) when it needs additional funds, if such borrowing is approved in advance by the Board of Directors as an important matter under Article 18 herein.

3.	If FACTS pays any creditors of the New Company due to a guarantee made by FACTS to such creditors in favour of the New Company, SPAR shall reimburse FACTS for half of the amount paid by FACTS on behalf of New Company, but only if the New Company’s borrowing of such funds and the FACTS guarantee of the New Company’s obligations have been fully disclosed to and expressly agreed to in advance by SPAR in writing or in a Board resolution, for which both SPAR-nominated directors have voted affirmatively.

CHAPTER VII: ROLE OF CONTRACTING PARTIES

Article 26.	Business Support and Allocated Expenses

1.	Over the first three (3) years from the effective date of this Agreement SPAR will provide up to three thousand (3,000) hours of business support to New Company. This support may be in the form of general business consultation or programming support to modify or enhance the merchandising software. SPAR will maintain ownership of all software. If support provided by SPAR exceeds three thousand (3,000) hours the additional hours will billed by SPAR to New Company at fifty five dollars (US$55.00) per hour. However, a lower price will be charged for programming costs if a less expensive way to hire IT staff is found. New Company will be able to hire its own IT staff as appropriate.The “merchandising software” as here referred to is that which is set out in the Selected Definitions Exhibit “A” to the Licence Agreement.

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2.	FACTS agrees that its operating expenses shall not be allocated to New Company.

Article 27.	Personnel

Consulting Agreement

It is a condition precedent to this Agreement that the parties shall procure the New Company and FACTS to concurrently enter into a Consulting Agreement setting out in principle the arrangements between them with respect to any Incentive Consulting Fee payable by the New Company and related matters.

Article 28.	Training

Each party hereto shall provide the appropriate training to the employees for New Company’s operation at its own site. The said training shall be made upon New Company’s request and any necessary expenses for the training shall be borne by New Company, except as otherwise provided in License Agreement.Any travel expenses of either party prior to formation of New Company are at the expense of each such party.

Article 29.	Non-Competition

While this Agreement is in effect and for five (5) years from the Termination Date of this Agreement, neither SPAR nor FACTS shall without the prior written consent of the other, engage in, whether directly or indirectly, Merchandising Services (as defined in the License Agreement) in Territory or any other business then competitive with New Company in Territory. However, in the event that SPAR (or any of its affiliated, associated or related corporations) enters into a contract with a customer that covers more than one country anywhere and the scope of such agreement includes services in Territory, neither SPAR nor any of its associated, affiliated or related corporations (the Spar Group) shall be prohibited from entering into or performing such agreement, provided that SPAR shall make commercially reasonable efforts to enable New Company to participate in and be fairly compensated for providing services to any such customer.

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CHAPTER VIII: AMENDMENT FOR PUBLIC OFFERING

Article 30.	Public Offering

Both parties acknowledge that the New Company may attempt to become a listed company on the Territory Stock Exchange or any other stock exchange or public market in Territory (Public Offering). Both parties acknowledge that the number of issued shares, the number of shareholders, and the paid-up capital of New Company may be reviewed and instructed for amendment by the relevant governmental or regulatory authorities in accordance with those bodies’ rules or guidelines for Public Offering. If both parties agree to undertake a Public Offering pursuant to Article 12 above, both parties shall discuss and reasonably cooperate with each other to amend the Articles of Incorporation and/or the License Agreement and/or any other agreement in effect between them in order to complete the Public Offering of New Company. Any changes to the License Agreement or any other agreement will be effective upon consummation of the Public Offering (but not before), and subject to the approval of the Boards of Directors of the New Company, FACTS and SPAR.

CHAPTER IX: CONFIDENTIALITY

Article 31.	Confidential Information

FACTS and SPAR shall keep secret and retain in strict confidence any and all confidential information and use it only for the purpose of this Agreement and shall not disclose it to a third party without the prior written consent of the other party unless the disclosing party can demonstrate that such information: (i) has become public other than as a result of disclosure by the disclosing party, (ii) was available to the receiving party prior to and otherwise than from the disclosure by the disclosing party or (iii) has been independently acquired or developed by the receiving party.

“Confidential Information” shall mean and include but not be limited to all items, materials, processes, information, property and all other things and matters referred to in and within the following Selected Definitions in Exhibit “A” to the Licence Agreement, namely:

(a) Approved System

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(b) SPAR Developments

(c) Licensed Technology

(d) Proprietary Information

(e) SPAR Adapted Software

(f) Company Developments

(g) Licensed Marks

(h) Merchandising Services

(i) Merchandising software

(j) SPAR Original Software

(k) SPAR or New Company processes

CHAPTER X: GENERAL PROVISIONS

Article 32.	Effective Date

This Agreement shall become effective as and from April 24, 2006.

Article 33.	Termination

Upon Share Sale

1.	If either party transfers its shares in the New Company to the Other Party hereto in accordance with Article 24 hereof, this Agreement shall terminate. If either party transfers its shares in the New Company to another party, unless expressly agreed by the non-transferring party (other party) in writing, this Agreement shall be assigned to and binding upon such third party, provided that the assigning party shall remain liable for all legal acts with respect to this Agreement or the New Company occurring before the Effective Date of such assignment.

For default

2.	This Agreement shall be terminable immediately upon written notice given by the non-defaulting party, if the non-defaulting party has given the other party written

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notice of material breach or default by such party (such notice to explain the alleged breach in reasonable detail) and the other party fails to cure such breach within sixty (60) days of receipt of such notice;

By notice

3.	Either party may terminate this Agreement by the giving of written notice in the event of one or more of the following:

(a)	Appointment of a trustee or receiver for all or any part of the assets of the other party;

(b)	Insolvency or bankruptcy of the other party;

(c)	Assignment of the other party for the benefit of creditor;

(d)	Attachment of the assets of the other party;

(e)	Expropriation of the business or assets of the other party; and

(f)	Dissolution or liquidation of the other party.

If either party is involved in any of the events enumerated in (a) through (f) above, it shall immediately notify the other party in writing of the occurrence of such event.

4.	In case of the termination of this Agreement pursuant to Article 33.2 or Article 33.3, the party terminating in accordance with this Agreement shall have an option to purchase the shares of the other party at the book value to be decided by an internationally recognized accounting firm that is not the principal accounting firm of either party, if either party so requests, at the cost of the New Company (and which decision as to value is final and binding on the parties and so accepted by them) or to have the New Company dissolved.

5.	Upon termination of this Agreement for any reason or SPAR’s ceasing to hold at least 51% of the shares in New Company, the License Agreement shall terminate immediately if still in effect, unless otherwise agreed in writing by the parties.

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Article 34.	Force Majeure

Neither party shall be liable to the other party for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by riots, civil commotions, wars, hostilities between nations, governmental laws, orders or regulations, embargoes, actions by the government or any agency thereof, acts of God, storms, fires, accidents, strikes, sabotages, explosions, or other similar contingencies beyond the reasonable control of the respective parties.

Article 35.	Notices

All notices, reports and other communications given or made in accordance with or in connection with this Agreement shall be made in writing and may be given either by (i) personal delivery, (ii) overnight delivery or (iii) registered air mail, if properly posted, with postage fully prepaid, in an envelope properly addressed to the respective parties at the address set forth below or to such changed address as may be given by either party to the other by such written notice PROVIDED HOWEVER that in all cases of delivery of notices hereunder delivery and service must be acknowledged by recipient, receipt verification (for or on behalf of the recipient) or by delivery or service verification or by written confirmation by a service agent or by proper postal authority receipt verification procedures).

To:	FACTS	150 Dynon Road, West Melbourne, Victoria, 3003, Australia;

	SPAR	SPAR International Ltd, ATT Robert G. Brown, Chairman 580 White Plains Road, Tarrytown, NY, USA
Article 36.	Assignment

This Agreement and the rights and (other than as may elsewhere herein be provided) obligations hereunder are personal to the parties hereto, and shall not be assigned or assignable by either of the parties to any third party.

Article 37.	Dispute Resolution

1.	If any dispute arises out of this Agreement (the Dispute) a party must not commence any Court or Arbitration proceedings unless the parties to the Dispute have complied

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with the following paragraphs of this Article except where a party seeks urgent interlocutory relief.

2.	A party claiming that a Dispute has arisen out of or in relation to this Agreement must give written notice (the Notice) to the other party specifying the nature of the Dispute.

3.	If the parties fail to resolve any Dispute hereunder amicably and provided that the parties have already entered upon consultations in good faith to attempt to resolve it for a period of not less than twenty-one (21) days after Notice of the Dispute has been given, then the parties agree to the following as to Dispute Resolution:

(a)	The party claiming that a dispute has arisen shall give written notice of mediation to the other for the Dispute;

(b)	The parties will mutually agree upon the appointment of a Mediator and a venue for Mediation of the dispute by the intervention of that appointed Mediator;

(c)	If the parties are unable to mutually agree upon the appointed Mediator and venue referred to in (b) above within fourteen (14) days of written notice of Mediation having been given under (a) above, then the party giving notice of Mediation shall refer the matter to the President of the Law Society of New South Wales for his appointment of a nominated Mediator which the parties will accept and the President in that nomination is not constrained or limited to the Mediator or venue for the Mediation being within New South Wales or elsewhere nor to the Rules or terms for the Mediation being conducted under the Mediation Rules and Policy of the Law Society of New South Wales or by reference to the Mediation procedures, policy or Rules of any other appropriate Dispute Resolution or Mediation organisation in any other jurisdiction. The President will be requested to make that appointment as speedily as is reasonably practicable in all of the circumstances and to notify the parties of the full details thereof expeditiously.

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(d)	The parties will expeditiously enter into and engage in good faith in all of the Mediation processes under the Mediation appointment referred to and shall cooperate fully and in good faith and attend upon all of the requirements as may be designated by the appointed Mediator and attend cooperatively and constructively at the Mediation as set or scheduled by the Mediator.

(e)	The parties agree that the Mediation shall be conducted and fully concluded by them within sixty (60) days of the date of Mediation notice having been given under (a) above.

(f)	The parties shall each meet their own costs with respect to the Mediation but shall contribute equally to the costs of the Mediator.

(g)	If the Mediation fails to resolve the dispute or any part of it, the dispute or that part of it remaining unsettled shall be referred by the parties (or by either party) to a single Arbitrator in accordance with the following agreed procedures:

(i)	If Notice of the Dispute under 37.2 hereof was first given by SPAR the Dispute (or that part of it remaining unsettled) shall be determined by an Arbitrator appointed by the President of the Law Society of New South Wales for hearing and determination in Australia by the appointed Arbitrator under and in accordance with the Commercial Arbitration Act NSW;

(ii)	If the Notice of Dispute is first given by FACTS the Dispute (or that part of it remaining unsettled) shall be determined by an Arbitrator appointed by the American Arbitration Association for hearing and determination in New York City in accordance with the appropriate Arbitral rules of that Association;

(iii)	Notwithstanding any Order or determination otherwise by any appointed Arbitrator, the parties agree that each shall meet its own costs attendant upon their (or any of their witnesses) travel to and attendance at the venue for any such Arbitration;

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(iv)	The parties will enter upon and cooperate fully with all of the Arbitral processes required or directed by any of the Arbitral appointing bodies referred to or as required by the Arbitrator with the view to the speediest and most economic determination of the Dispute;

(v)	The parties agree that the determination at Arbitration of the Dispute shall be final and legally binding upon them.

Article 38.	Implementation

The Shareholders hereby agree, for themselves, their successors, heirs and legal representatives, to vote at Shareholders’ meetings, and to cause the Directors they nominate to vote at Board meetings and to carry out their duties, to prepare, execute and deliver or cause to be prepared, executed and delivered such further instruments and documents, to take such other actions and to cause the Articles of Incorporation of New Company, New Company work rules and other rules and to attend to any Commercial registry requirements and any other document to be amended or adopted as may be reasonably required to effect the provisions and intent of this Agreement and the transactions contemplated hereby.

Article 39.	Governing Law

This Agreement and all questions arising out of or under this Agreement shall be governed by and interpreted in accordance with the laws of Australia.

Article 40.	Waiver

Any failure of either party to enforce, at any time or for any period of time, any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

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Article 41.	Entire Agreement

This Agreement constitutes the entire and only agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any other commitments, agreements, or understandings, written or verbal, that the parties hereto may have had. No modification, change, and amendment of this Agreement shall be binding upon the parties hereto except by mutual express consent in writing of subsequent date signed by authorized officer or representative of each of the parties hereto.

Article 42.	Headings

The headings of articles and paragraphs used in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of the respective articles and paragraphs of this Agreement.

Article 43.	Language

This Agreement has been executed in the English language.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in two (2) copies by their respective duly authorized officer or representative as of the day first above written.

FACE AND COSMETIC TRADING SERVICES PTY LIMITED

(ABN 30 077 075 024)

Signature:	/s/ Gavin Brown
Name:	Gavin Brown
Title:	Managing Director

SPAR INTERNATIONAL, LTD

Signature:	Robert G. Brown
Name:	Robert G Brown
Title:	Chairman and CEO

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